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                                                                     EXHIBIT 5.1



                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                             Telephone: 650-493-9300
                             Facsimile: 650-493-6811


                               February 27, 2003


Inktomi Corporation
4100 E. Third Avenue
Foster City, CA

    RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:


        We have examined the Amendment No. 3 to the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on February 27, 2003 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 10,638,275 shares of your common stock (the "Shares"), all of which are authorized and have been previously issued to the selling stockholders named therein in connection with the acquisition by Inktomi Corporation of Quiver, Inc. The Shares are to be offered by the selling stockholders for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.


        It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.


                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation


                                          /s/ Wilson Sonsini Goodrich & Rosati